SUB-ITEM 77C: SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

FEDERATED ENHANCED TREASURY INCOME FUND

An Annual Meeting of Fund shareholders was held on September 12, 2014. On June 30, 2014, the record date for shareholders voting at the meeting, there were 8,617,101 total outstanding shares. The following items were considered by shareholders and the results of their voting are listed below. Unless otherwise noted, each matter was approved.

ELECTION OF THREE CLASS II TRUSTEES:

1. Maureen Lally-Green

For                   Withheld
                     Authority
                      to Vote

3,698,074             4,357,149


2. P. Jerome Richey

For                 Withheld
                    Authority
                     to Vote

3,697,521           4,357,702


3. John T. Collins

For                 Withheld
                    Authority
                    to Vote

3,697,521          4,357,702




ELECTION OF ONE CLASS I TRUSTEE:

1. John W. McGonigle

For                   Withheld
                      Authority
                      to Vote

3,698,974             4,356,249




The following Trustees of the Fund continued their terms as Trustees of the Fund: J. Christopher Donahue, Peter E. Madden, Charles F.
Mansfield, Jr., Thomas M. O'Neill and John S. Walsh.


The Definitive Proxy Statement for this Annual Meeting was filed with the Securities and Exchange Commission on July 18, 2014, and is incorporated by reference. (File No. 811-22098)